RIVERNORTH OPPORTUNITIES FUND, INC.

POWER OF ATTORNEY

I, the undersigned Director of the RiverNorth Opportunities Fund, Inc., a Maryland corporation (the “Fund”), hereby appoint Christopher Moore, with full power of substitution, and full power to sign for him and in his name in the appropriate capacities, any registration statements on Form N-2 filed by the Fund in connection with the offering and transactions approved by the Directors of the Fund on August 22, 2017, including any and all amendments to such registration statement and supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

By:	/s/ Thomas Carter	By:	/s/ John Carter
	Thomas A. Carter Director and Chairman of the Board		John Carter Director

Date:	August 21, 2017	Date:	August 21, 2017

By:	/s/ Patrick Galley	By:	/s/ J. Wayne Hutchens
	Patrick W. Galley Director		J. Wayne Hutchens Director

Date:	August 21, 2017	Date	August 21, 2017,

By:	/s/ John Oakes	By:	/s/ David M. Swanson
	John Oakes Director		David M. Swanson Director

Date:	August 21, 2017	Date:	August 21, 2017